UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 12, 2013 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 617-402-1000
________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.
On March 12, 2013, athenahealth, Inc., a Delaware corporation (“athenahealth”), completed its previously announced acquisition of Epocrates, Inc., a Delaware corporation (“Epocrates”), pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 7, 2013, among athenahealth, Echo Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of athenahealth (“MergerSub”), and Epocrates. Epocrates is a leading physician platform for essential clinical content, practice tools, and health industry engagement at the point of care. Most commonly used on mobile devices, Epocrates' products help healthcare professionals make more informed prescribing decisions, enhance patient safety, and improve practice productivity. Epocrates' interactive services provide the healthcare industry, primarily pharmaceutical companies, opportunities to engage with its member network by delivering targeted information and conducting market research. Pursuant to the terms of the Merger Agreement, MergerSub merged with and into Epocrates (the “Merger”), with Epocrates surviving the Merger as a wholly-owned subsidiary of athenahealth.
As a result of the Merger, each share of common stock of Epocrates issued and outstanding immediately prior to the effective time of the Merger (other than treasury shares) was canceled and automatically converted into the right to receive $11.75 in cash, without interest (the “Merger Consideration”). athenahealth paid the Merger Consideration with a combination of available cash-on-hand and available borrowings under its existing Credit Facility, dated as of October 20, 2011, among, inter alia, athenahealth and Bank of America, N.A., as administrative agent, a copy of which is filed as Exhibit 10.2 to athenahealth's Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 21, 2011.
As provided in the Merger Agreement, athenahealth assumed all outstanding options and restricted stock unit awards under Epocrates' equity compensation plans. Each outstanding option and restricted stock unit award shall be exercisable or shall be settled upon the same terms and conditions as under the applicable Epocrates equity compensation plan, except that each option shall be exercisable for, and each restricted stock unit shall be converted into the right to receive, 0.1239 shares of athenahealth's common stock.
The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.
On March 12, 2013, athenahealth issued a press release announcing the consummation of the Merger. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(a) Financial statements of business acquired.
(1) athenahealth intends to file the financial statements relating to the Merger described in Item 2.01 above under cover of Form 8-K/A with the Commission no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.
(b) Pro forma financial information.
(1) athenahealth intends to furnish pro forma financial information relating to the Merger described in Item 2.01 above under cover of Form 8-K/A with the Commission no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.
(d) Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of January 7, 2013, by and among athenahealth, Inc., Echo Merger Sub, Inc., and Epocrates, Inc. (incorporated by reference to Exhibit 2.1 of athenahealth's Current Report on Form 8-K filed with the Commission on January 7, 2013).

99.1	Press release issued by athenahealth, Inc. on March 12, 2013, furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)
March 12, 2013	/s/ DANIEL H. ORENSTEIN
Daniel H. Orenstein
SVP, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of January 7, 2013, by and among athenahealth, Inc., Echo Merger Sub, Inc., and Epocrates, Inc. (incorporated by reference to Exhibit 2.1 of athenahealth's Current Report on Form 8-K filed with the Commission on January 7, 2013).

99.1	Press release issued by athenahealth, Inc. on March 12, 2013, furnished herewith.